UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2007

Aventura Holdings, Inc.

(Exact name of registrant as specified in its charter)

Florida

(State or Other Jurisdiction of Incorporation)

033-42498	65-024624
(Commission File Number)	(IRS Employer Identification Number)

2650 Biscayne Blvd., First Floor, Miami, FL 33137

(Address of Principal Executive Offices)

(305) 937-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 24, 2007, the Company acquired an additional 39.2% of the equity of its 60% owned subsidiary Ohio Funding Group, Inc. (“Ohio Funding”) in exchange for the assumption of certain Ohio Funding liabilities.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 24, 2007, pursuant to the assumption of certain Ohio Funding liabilities, the Company acquired an additional 39.2% of the equity of Ohio Funding. Following this transaction, the Company owns 99.2% of Ohio Funding common stock.

Ohio Funding is a related party being a subsidiary of the Company. The Board of Directors of the Company believes that the consideration is not more favorable than a value that could be negotiated with a third party in an “arm’s length” transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Aventura Holdings, Inc.
(Registrant)

Dated: September 24, 2007	By:	/s/ Craig Waltzer
Craig Waltzer
	Its:	President